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Exhibit 3.8

UTI CORPORATION

BY-LAWS

ARTICLE I

SHAREHOLDERS MEETING

        1.1    PLACE.    Meetings of shareholders shall be held at the principal office of the Corporation or at such other place within or without the Commonwealth of Pennsylvania as may be fixed by the Board of Directors.

        1.2    ANNUAL MEETING.    An annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at 10:00 A.M. on the second Tuesday in March of each year, if such day is not a legal holiday, and if a legal holiday, then on the first following day that is not a legal holiday; or the annual meeting shall be held at such day and hour as may be fixed by the Board of Directors.

        1.3    SPECIAL MEETINGS.    Special meetings of shareholders may be called at any time by the President, by the Board of Directors or by shareholders entitled to cast at least one-fifth of the votes which all shareholders are entitled to cast at the meeting.

        1.4    NOTICE.    Written notice, stating the place, day and hour of each meeting of shareholders and, in the case of a special meeting, the general nature of the business to be transacted shall be given by, or at the direction of, the person calling the meeting to each shareholder of record entitled to vote at the meeting at least five days prior to the day named for the meeting, unless in a particular case a longer period of notice is required by law.

        1.5    QUORUM.    A quorum at any meeting of shareholders shall consist of the presence, in person or by proxy, of share holders entitled to cast a majority of the votes which all shareholders are entitled to cast on a particular matter, except that in the case of a meeting called for the election of directors and adjourned for the lack of a quorum, shareholders entitled to vote who attend the second adjourned meeting shall constitute a quorum for the election of directors. When a quorum is present, except as may be otherwise specified in the Articles of Incorporation or provided by law, each matter shall be decided by the vote of the holders of a majority of the votes entitled to be cast on such matter by the shareholders present in person or by proxy at the meeting. The Board of Directors may, by resolution, provide for participation of shareholders in any shareholders' meeting by means of conference telephone or other communications equipment by which all persons participating in the meeting can hear each other. Shareholders, so participating in a shareholders' meeting, shall be deemed present thereat.

        1.6    UNANIMOUS CONSENT.    Any action which may be taken at a meeting of the shareholders may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

        1.7    SHAREHOLDERS' LIST.    The officer or agent having charge of the transfer books for shares of the Company shall make, at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order with the address of and the number of shares held by each such shareholder. The list shall be kept on file at the registered office of the Company and shall be subject to inspection by any shareholder at any time during usual business hours and shall also be produced and kept open at the time and place of each meeting of shareholders and shall be subject to the inspection of any shareholder during the whole time of each meeting of shareholders.

        1.8    RECORD DATE.    The Board of Directors may fix a time, not more than fifty days prior to the date of any meeting of share holders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record at the close of business on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after any record date fixed, as aforesaid.

ARTICLE II

DIRECTORS

        2.1    BOARD OF DIRECTORS.    The business and property of the Company shall be managed by a Board of Directors which consists of five members. The Board of Directors shall have power to increase or decrease the authorized number of directors provided that that number shall at no time be more than seven or less than three. Directors need not be shareholders.

        2.2    ELECTION AND TERM OF OFFICE.    Except as provided herein, directors shall be elected by the shareholders at each annual meeting to hold office until the next succeeding annual meeting and until their successors shall have been elected and qualified.

        2.3    VACANCIES.    Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining directors though less than a quorum. A director elected to fill a vacancy shall serve until the next annual meeting of shareholders and until his successor is elected and qualified.

        2.4    ANNUAL MEETING.    An annual meeting of the Board of Directors shall be held each year as soon as practicable after the annual meeting of shareholders, at the place where such meeting of shareholders was held or at such other place as the Board of Directors may determine for the purpose of organization, election of officers and the transaction of any other business as may properly be brought before the meeting. No notice of any kind of the annual meeting of the Board of Directors need be given to either old or new directors.

        2.5    REGULAR MEETINGS.    Regular meetings of the Board of Directors may be held without notice at such times and at such places as the directors may determine from time to time.

        2.6    SPECIAL MEETINGS.    Special meetings of the Board of Directors may be called by the President or a majority of the directors then in office and shall be held on notice by letter or telegram mailed or delivered for transmission not later than on the second day immediately preceding the day of such meeting, or by word of mouth or telephone received not later than during the day immediately preceding the day of such meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice, or waiver of notice, of such meeting.

        2.7    EFFECT OF PRESENCE AT MEETINGS.    A director present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered on the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before or immediately after the adjournment of the meeting, but a director who voted in favor of such action shall have no right to dissent therefrom. A director who participates in a meeting by means of a conference telephone shall be deemed present thereat for purposes of this section.

        2.8    QUORUM.    A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. The Board of Directors may, by resolution, provide that directors may participate in meetings of the Board by conference telephone or similar communications equipment by means of which all persons participating in the meetings can hear each other. Directors so participating will be deemed present.

        2.9    UNANIMOUS CONSENT.    Any action which may be taken at a meeting of the directors or members of one of the committees, appointed by the Board may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all the directors or members' of the Committee, as the case may be, and shall be filed with the Secretary of the Company.

        2.10    PAYMENTS TO DIRECTORS.    The directors may be reimbursed their expenses of attending Board meetings and committee meetings and may be paid a fixed sum for attendance at each meeting or a stated salary as director, and such other compensation for their services as may, from time to time, be fixed by the Board of Directors. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.

ARTICLE III

COMMITTEES

        3.1    ELECTION.    The Board of Directors may by resolution adopted by a majority of the directors then in office appoint from their members each year, one or more committees, which shall include such members, not less than two, as the Board of Directors may from time to time determine.

        3.2    POWERS AND QUORUM.    These committees shall have power to manage the general business and affairs of the Company, in accordance with the respective resolutions by which they are established and subject always to the superior direction and control of the Board of Directors. All persons dealing with the Company shall have the right to rely upon any resolution adopted by a majority vote of the members of the committees then in office to the same extent as if it had been duly adopted by the Board of Directors. A quorum for action by any committee shall be a majority of the members of the Committee then in office.

        In the absence of or upon the disqualification of any member of a committee, the other member or members, present at any meeting of the committee, who are not themselves disqualified, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in place of any such absent or disqualified member.

        3.3    MEETINGS AND NOTICES.    The committees, by resolution, may fix regular meeting dates, of which no notice need be given to members of the committees. Special meetings may be held at the call of the Chairmen of the committees. Notice of the place, day and hour of each special meeting shall be given to each member either by written notice mailed at least two days before the meeting or by notice given personally or by telephone or telegram at least twenty-four hours before the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the committee: need be specified in the notice, or waiver of notice, of such meeting.

        3.4    BOARD SUBMISSION.    All action taken by the committees shall be reported to the Board not later than the next succeeding regular meeting of the Board.

ARTICLE IV

OFFICERS

        4.1    NUMBER.    The officers of the Company shall be a Chairman of the Board, a President, a Vice President, a Secretary, a Treasurer and such additional vice presidents and assistant officers as the Board of Directors may elect or appoint. Any two or more offices may be held by the same person. None of the officers need be a member of the Board of Directors.

        4.2    ELECTION.    Officers and assistant officers shall be elected annually by the Board of Directors at its annual meeting, or as soon thereafter as possible. Each officer and assistant officer shall hold office until his successor is elected, or appointed, and qualified or until his death, resignation or removal at any time by the Board of Directors.

        4.3    VACANCIES.    Any vacancy in any office by reason of death, resignation or removal or by reason of the creation of a new office may be filled by the Board of Directors.

        4.4    GENERAL DUTIES.    All officers and assistant officers, as between themselves and the Company, shall have such authority and perform such duties in the management of the property and affairs of the Company as may be provided in these by-laws and as may be determined by resolution of the Board of Directors not inconsistent with these by-laws.

        4.5    CHAIRMAN OF THE BOARD.    The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors.

        4.6    PRESIDENT.    The President shall be the chief executive officer of the Company and shall have active executive management of its operations, subject, however, to the control of the Board of Directors. He shall, in general, perform all duties incident to the office of chief executive officer and such other duties as may be assigned by the Board of Directors.

        4.7    VICE PRESIDENTS.    The Vice President (or in the event there be more than one vice president, the vice presidents In the order designated, or in the absence of any designation, then in the order of their election) shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        4.8    SECRETARY.    The Secretary shall be custodian of the books and records of the Company other than those in the custody of the Treasurer. He shall be custodian of the seal and is hereby authorized to affix the seal to all documents, the execution and delivery of which are duly authorized. The Secretary shall record the minutes of all meetings of stockholders and of the Board of Directors and shall be responsible for the giving of all notices of such meetings in accordance with these by-laws. The Secretary shall, in general, perform such other duties as are incident to the office of Secretary and as may be assigned to him by the Board of Directors or by the President.

        4.9    TREASURER.    The Treasurer shall be the financial officer of the Company. He shall have charge and custody of, and be responsible for, all funds of the Company, and the books and records relating to the same, and shall deposit all such funds in the name Of the Company in depositories selected by the Board of Directors. He shall render to the President and the Board of Directors, upon request, an account of all his transactions as Treasurer and of the financial condition of the Company. The Treasurer shall, in general, perform such other duties as are incident to the office of Treasurer and as may be assigned to him by the Board of Directors or by the President. The Treasurer shall, if required to do so by the Board of Directors, furnish bond in such form and amount and to cover such risks as the Board of Directors may determine.

ARTICLE V

INDEMNIFICATION OF DIRECTORS, OFFICERS, AND OTHER PERSONS

        5.1    Each person who was or is a party and each person who is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director or officer, of the Company, or is or was serving at the request of the Company as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Company to the full extent permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification. The foregoing right of indemnification shall inure to the benefit of the heirs, executors and administrators of each such person; shall not be exclusive of any other rights of indemnification to which any director, officer, trustee or other person may be entitled in any capacity as a matter of law or under any by-law, agreement, vote of shareholders or directors, or otherwise; and shall continue as to each such person who has ceased to be a director, officer or trustee.

ARTICLE VI

FINANCIAL STATEMENTS—TO SHAREHOLDERS

        6.1    Notwithstanding the provisions of Section 318 of the Pennsylvania Business Corporation Law, financial reports to shareholders shall be sent to shareholders at such times, shall contain such information, shall cover such periods and shall be in such form as the Board of Directors shall from time to time determine. Such reports shall be verified by an accountant, who need not be a certified public accountant and who may be a director or full-time employee of the Company, elected by the Board of Directors.

ARTICLE VII

STOCK CERTIFICATES

        7.1    Stock certificates shall be issued to all shareholders. Every stock certificate shall be signed by the President or Vice President and the Secretary, the Treasurer, or such other officers as the Board of Directors may direct and shall be sealed with the corporate seal which may be a facsimile, engraved or printed. Where the certificates are signed by a transfer agent or a registrar, the signature of any officer of the Company appearing thereon may be a facsimile, engraved or printed. The fact that an officer whose signature, manual or in facsimile, appears on stock certificates, issued or on hand, shall cease to be an officer of the Company shall not invalidate any of such certificates.

        7.2    LOSS OR DESTRUCTION OF STOCK CERTIFICATES.    In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors of such loss or destruction and, in the discretion of the Board of Directors, upon the posting of a bond or other indemnity in an amount satisfactory to the Board.

ARTICLE VIII

NOTICES

        8.1    Any notice required to be given under these by-laws may be effectively waived by the person entitled thereto by written waiver signed before or after the meeting to which such notice would relate or by attendance at such meeting otherwise than for the purpose of protesting lack of notice.

ARTICLE IX

AMENDMENTS

        9.1    These by-laws may be altered, amended or repealed and new by-laws may be adopted by the affirmative vote of a majority of all the directors of the Company or by the affirmative vote of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast at any annual, regular or special meeting of directors or shareholders, as the case maybe, after notice to the shareholders or directors of that purpose.

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  Exhibit 3.8
UTI CORPORATION BY-LAWS